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                                                                    EXHIBIT 99.3

                            [LETTERHEAD OF CAMWEST]



August 26, 1998

Pinnacle Oil International, Inc.
Calgary, Alberta, Canada.


Re:  SFD Data Summary


This report presents a synopsis of CamWest's review of SFD Data derived in connection with test flights on December 20, 1998 over 14 oil and gas fields in southeastern Montana and the adjacent portion of northwestern Montana.

The information, observations, and results contained in this report, while believed to be accurate at this time, are subject to change as more SFD information, data, and interpretations become available.

This report was prepared as an internal document for the use of CamWest and is not an independent report, evaluation or review.

This document was written by individuals who are unfamiliar with the principles of SFD operation and the underlying design physics of the SFD instrument and do not have any knowledge or understanding regarding how SFD technology works. This report states only the observations of such individuals made under non-controlled conditions. As a result thereof, this report should not be considered or relied upon by any person as report, endorsement, evaluation, confirmation, opinion or approval of SFD Technology.

This report does not express any conclusion or opinion regarding SFD Technology, its use, interpretation or value and none should be implied hereby.

Field data and SFD responses are summarized as follows:

                Reservoir                                                                    Gas
  #     Field    System               Trap Type     Oil/Gas            Oil Reserves        Reserves         SFD Response
----    -----   ------------        -------------   -------            ------------       ----------        ---------------------
  1     A       Cretaceous          Stratigraphic   Oil/Gas            1.1 MMBO(1)        59.7 BCF(1)       Offset, Anomaly
  2     B       Devonian            Structural      Oil/Gas            3.1 MMBO(1)        35.2 BCF(1)       Offset, Anomaly
  3     C       Devonian            Structural      Oil                5.1 MMBO(1)                          Offset, Anomaly
  4     D       Devonian            Structural      Oil                9.6 MMBO(1)                          Offset, Fault, Anomaly
  5     E       Cretaceous          Stratigraphic   Oil/Gas    less than 1 MMBO(1)         6.2 BCF(1)       Offset, Anomaly
  6     F       Cretaceous          Stratigraphic   Oil        less than 1 MMBO(1)                          Offset, Anomaly
  7     G       Cretaceous          Stratigraphic   Oil                3.9 MMBO(1)                          None (while turning)
  8     H       Cretaceous          Stratigraphic   Oil/Gas            3.9 MMBO(1)        1.8 BCF(1)        Offset, Anomaly
  9     I       Mississippian/      Structural      Oil                Subpart of J                         None
                Cretaceous
 10     J       Mississippian/      Combined        Oil                167.6 MMBO(2)                        Offset, Anomaly
                Cretaceous
        K       Cretaceous          Stratigraphic   Oil                Subpart of J                         Anomaly
        P       Cretaceous          Stratigraphic   Oil                Crossing of J                        Offset, Anomaly
 11     L       Mississippian       Structural      Oil                27.3 MMBO(2)                         Offset, Anomaly
 12     M       Cretaceous          Structural      Oil        less than 1 MMBO(2)                          Offset, Anomaly
 13     N       Devonian            Stratigraphic   Oil/Gas    less than 1 MMBO(2)                          Offset, Anomaly
 14     O       Mississippian       Structural      Oil/Gas            80.8 MMBO(2)                         Offset, Anomaly

(1)  Reserve data derived from the Alberta Energy and Utilities Board 1996
     Report
(2) Reserve data derived from the Montana Oil and Gas Conversation Division 1996 Report.

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Including the SFD "miss" of Field "G" crossed during a turn, the SFD recorded negative "offsets" ("which usually indicates the structural beginning of a field") and "anomalies" for 12 of the 14 fields traversed, representing a coincidence rate of 85%. The remaining 15% of the fields traversed which were not detected by the SFD involved fields with reserves of less than 4 MMBOE.

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